Carla Baca
Director of Corporate Communications
P: 615.269.8175
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER

NASHVILLE, Tennessee, February 15, 2017 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2016. The Company reported net income of $52.4 million or $0.45 per diluted common share for the quarter. Normalized FFO for the three months ended December 31, 2016 totaled $0.41 per diluted common share.

Salient quarterly highlights include:

•	Normalized FFO for the fourth quarter grew 14.6% year-over-year to $47.1 million.

•	For the trailing twelve months ended December 31, 2016, same store revenue grew 3.4%, operating expenses increased 0.7%, and same store NOI grew 5.0%:

◦	Same store revenue per average occupied square foot increased 2.8%.

◦	Average same store occupancy increased to 89.2% from 88.7%.

•	Leasing activity in the fourth quarter totaled 340,000 square feet related to 132 leases:

◦	235,000 square feet of renewals

◦	105,000 square feet of new and expansion leases

•	Four predictive growth measures in the same store multi-tenant portfolio:

◦	Contractual rent increases occurring in the quarter averaged 2.9%, and contractual rent increases for leases commencing in the quarter will average 3.2%.

◦	Cash leasing spreads were 3.9% on 216,000 square feet renewed:

•	1% (<0% spread)

•	4% (0-3%)

•	72% (3-4%)

•	23% (>4%)

◦	Tenant retention was 88.5%.

◦	The average yield on renewed leases increased 50 basis points.

•	Acquisitions totaled $63.8 million for the fourth quarter, comprising 212,000 square feet at an aggregate leased percentage of 91%:

◦
The Company purchased two medical office buildings on the University of Maryland Medical System's Upper Chesapeake Health Medical Center campus in Baltimore, Maryland for $36.3 million. The buildings total 114,000 square feet and are 92% leased.

◦
The Company purchased two medical office buildings on Providence Health's Swedish Edmonds campus in Seattle, Washington for $14.9 million. Collectively, the buildings total 50,000 square feet and are 83% leased. The Company now owns four properties on the Swedish Edmonds campus.

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◦	The Company purchased a medical office building on HealthEast Care System’s St. John’s Hospital campus in St. Paul, Minnesota for $12.6 million. The building is 48,000 square feet and 94% leased.

•	Dispositions totaled $94.7 million for the quarter:

◦	The Company sold three inpatient rehabilitation facilities for $68.0 million.

◦	The Company sold three medical office buildings totaling 125,000 square feet for $26.7 million.

•	A dividend of $0.30 per common share was declared, which is equal to 73.2% of normalized FFO per share.

Salient highlights for the year ended December 31, 2016 include:

•	Normalized FFO totaled $1.63 per diluted common share.

•	Annual leasing activity totaled 1,875,000 square feet related to 589 leases:

◦	1,301,000 square feet of renewals

◦	574,000 square feet of new and expansion leases

◦	102,000 square feet of net absorption

•	Tenant improvement commitments for leases in second generation space at the multi-tenant properties were:

◦	$1.55 per square foot per lease year for renewal leases

◦	$4.74 per square foot per lease year for new leases

•	Net investments totaled $192.5 million:

◦	$241.9 million of acquisitions, comprised of 10 on or adjacent-to-campus medical office buildings

◦	$45.3 million of development and redevelopment funding

◦	$94.7 million of dispositions

•
The Company issued $449.2 million of equity in 2016 to fund investment activity and reduce leverage. Leverage decreased from 41.8% at the end of 2015 to 33.9% at year-end 2016, and net debt to adjusted EBITDA decreased from 6.2x to 5.0x.

•	Dividends totaled $1.20 per common share, which is equal to 73.6% of normalized FFO per share and 95.2% of FAD per share.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of December 31, 2016, the Company had gross investments of approximately $3.6 billion in 202 real estate properties in 27 states totaling approximately 14.6 million square feet. The Company provided leasing and property management services to approximately 10.3 million square feet nationwide.
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Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors," and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements. A reconciliation of all non-GAAP financial measures in this release appears beginning on page 5.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Balance Sheets (1)
(amounts in thousands, except per share data)

ASSETS
Real estate properties:	12/31/2016	12/31/2015
Land	$199,672	$198,585
Buildings, improvements and lease intangibles	3,386,480	3,135,893
Personal property	10,291	9,954
Construction in progress	11,655	19,024
Land held for development	20,123	17,452
Total real estate properties	3,628,221	3,380,908
Less accumulated depreciation and amortization	(840,839)	(761,926)
Total real estate properties, net	2,787,382	2,618,982
Cash and cash equivalents	5,409	4,102
Restricted cash	49,098	—
Assets held for sale and discontinued operations, net	3,092	724
Other assets, net	195,666	186,416
Total assets	$3,040,647	$2,810,224

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,264,370	$1,424,992
Accounts payable and accrued liabilities	78,266	75,489
Liabilities of properties held for sale and discontinued operations	614	33
Other liabilities	43,983	66,963
Total liabilities	1,387,233	1,567,477
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value; 50,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value; 150,000 shares authorized; 116,417 and 101,517 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	1,164	1,015
Additional paid-in capital	2,917,914	2,461,376
Accumulated other comprehensive income	(1,401)	(1,569)
Cumulative net income attributable to common stockholders	995,256	909,685
Cumulative dividends	(2,259,519)	(2,127,760)
Total stockholders' equity	1,653,414	1,242,747
Total liabilities and stockholders' equity	$3,040,647	$2,810,224

(1)
The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues
Rental income	$104,736	$97,466	$407,481	$383,333
Mortgage interest	—	—	—	91
Other operating	573	1,116	4,149	5,047
	105,309	98,582	411,630	388,471
Expenses
Property operating	37,285	36,758	146,458	140,195
General and administrative	8,707	7,216	35,805	26,925
Depreciation	30,989	27,019	116,483	106,530
Amortization	3,033	2,556	11,207	10,084
Bad debts, net of recoveries	(13)	9	(21)	(193)
	80,001	73,558	309,932	283,541
Other Income (Expense)
Gain on sales of real estate assets	41,037	9,138	41,038	56,602
Interest expense	(13,839)	(14,885)	(57,351)	(65,534)
Loss on extinguishment of debt	—	—	—	(27,998)
Pension termination	—	—	(4)	(5,260)
Impairment of real estate assets	—	(1)	—	(3,639)
Impairment of internally-developed software	—	—	—	(654)
Interest and other income, net	74	78	375	389
	27,272	(5,670)	(15,942)	(46,094)

Income From Continuing Operations	52,580	19,354	85,756	58,836

Discontinued Operations
Income (loss) from discontinued operations	(22)	(10)	(71)	715
Impairments of real estate assets	(121)	(686)	(121)	(686)
Gain on sales of real estate properties	—	—	7	10,571
Income (Loss) From Discontinued Operations	(143)	(696)	(185)	10,600

Net Income	$52,437	$18,658	$85,571	$69,436
Basic Earnings Per Common Share:
Income from continuing operations	$0.46	$0.19	$0.79	$0.59
Discontinued operations	0.00	0.00	0.00	0.11
Net income	$0.46	$0.19	$0.79	$0.70
Diluted Earnings Per Common Share:
Income from continuing operations	$0.46	$0.19	$0.78	$0.59
Discontinued operations	(0.01)	0.00	0.00	0.11
Net income	$0.45	$0.19	$0.78	$0.70
Weighted Average Common Shares Outstanding—Basic	114,589	99,699	108,572	99,171
Weighted Average Common Shares Outstanding—Diluted	115,408	100,474	109,387	99,880

(1)
The Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of FFO, Normalized FFO and FAD
(amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net Income Attributable to Common Stockholders	$52,437	$18,658	$85,571	$69,436
Gain on sales of real estate properties	(41,037)	(9,138)	(41,044)	(67,172)
Impairments of real estate assets	121	687	121	4,325
Real estate depreciation and amortization	34,699	29,907	129,772	117,982
Total adjustments	(6,217)	21,456	88,849	55,135
Funds From Operations Attributable to Common Stockholders	$46,220	$40,114	$174,420	$124,571
Acquisition costs	915	1,068	3,414	1,394
Write-off of deferred financing costs upon amendment of line of credit facility	—	—	81	—
Severance expense	—	—	—	141
Loss on extinguishment of debt	—	—	—	27,998
Pension termination	—	—	4	5,260
Impairment of internally-developed software	—	—	—	654
Reversal of restricted stock amortization upon officer resignation	—	(40)	—	(40)
Revaluation of awards upon retirement	—	—	89	—
Normalized Funds From Operations	$47,135	$41,142	$178,008	$159,978
Non-real estate depreciation and amortization	1,339	1,341	5,475	5,830
Provision for bad debt, net	(13)	9	(21)	(194)
Straight-line rent receivable, net	(1,595)	(1,741)	(7,134)	(8,829)
Stock-based compensation	1,949	1,511	7,509	6,069
Provision for deferred post-retirement benefits	—	—	—	385
Non-cash items included in cash flows from operating activities	1,680	1,120	5,829	3,261
2nd generation TI	(7,918)	(3,081)	(23,692)	(12,068)
Leasing commissions paid	(1,030)	(1,856)	(5,210)	(7,504)
Capital additions	(4,283)	(3,918)	(17,122)	(16,242)
Funds Available for Distribution	$35,584	$33,407	$137,813	$127,425
Funds from Operations per Common Share—Diluted	$0.40	$0.40	$1.59	$1.25
Normalized Funds From Operations Per Common Share—Diluted	$0.41	$0.41	$1.63	$1.60
Funds Available for Distribution Per Common Share—Diluted	$0.31	$0.33	$1.26	$1.28
Weighted Average Common Shares Outstanding - Diluted	115,408	100,474	109,387	99,880

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HEALTHCARE REALTY TRUST INCORPORATED
Use of Non-GAAP Measures

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") and FAD per share to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of leasing commissions), and after adjustments for unconsolidated partnerships and joint ventures.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and provision for bad debts, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

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